EXHIBIT 5

[Gibson, Dunn & Crutcher LLP Letterhead]

November 21, 2008

(212) 351-4000	C 32016-00130

General Electric Company

3135 Easton Turnpike

Fairfield, CT 06828

Re:	General Electric Company
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to General Electric Company, a New York corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of: (i) one or more series of the Company’s debt securities, which may either be senior debt securities (“Senior Debt Securities”) or subordinated debt securities (“Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”); (ii) shares of the Company’s common stock, par value $0.06 per share (the “Common Stock”); (iii) warrants for the purchase of securities (the “Warrants”); (iv) delayed delivery contracts for the purchase or sale of certain specified securities (the “Delayed Delivery Contracts”); and (v) senior or subordinated guarantees (the “Guarantees”). The Debt Securities, Common Stock, Warrants, Delayed Delivery Contracts, and Guarantees are collectively referred to herein as the “Securities.”

We have examined originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing and in reliance thereon, and assuming that (a) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (b) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (c) a prospectus supplement will have been prepared and filed with the Commission describing the

General Electric Company

November 21, 2008

Securities offered thereby and will comply with all applicable laws; (d) all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (e) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company; (f) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (g) all corporate action required to be taken by the Company to duly authorize each proposed issuance of Securities (including the due reservation of any shares of Common Stock for issuance upon conversion or exchange of any other Securities or in connection with any Delayed Delivery Contract) shall have been completed, we are of the opinion that:

1.	With respect to Senior Debt Securities or Subordinated Debt Securities to be issued pursuant to an indenture (each, an “Indenture”), when (a) the Indenture and the applicable supplement thereto, if any, have been authorized and validly executed and delivered by the Company and the trustee thereunder, (b) the Senior Debt Securities or Subordinated Debt Securities have been executed, issued, delivered and authenticated in accordance with the terms of the Indenture and the applicable definitive purchase, underwriting or similar agreement, against the receipt of requisite consideration therefor provided for therein, the Senior Debt Securities or Subordinated Debt Securities will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

2.	With respect to Common Stock, when certificates representing the shares of Common Stock have been issued and delivered in accordance with either (a) the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, or (b) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board of Directors of the Company (the “Board”), for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), the shares of Common Stock will be validly issued, fully paid and, subject to the provisions of Section 630 of the New York Business Corporation Law, non-assessable.

3.

With respect to the Warrants, when (a) a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Warrants have been established in accordance with the Warrant Agreement and (c) the Warrants have been executed and delivered in accordance with the

General Electric Company

November 21, 2008

related Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Warrants will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

4.	With respect to Delayed Delivery Contracts, when (a) a delayed delivery contract agreement relating to the Delayed Delivery Contracts (the “Delayed Delivery Contract Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Delayed Delivery Contracts have been established in accordance with the terms of the Delayed Delivery Contract Agreement, (c) the terms of any collateral or security arrangements relating to such Delayed Delivery Contracts have been established and the agreements related thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent in accordance with such arrangements and (d) such Delayed Delivery Contracts have been executed and delivered in accordance with the Delayed Delivery Contract Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Delayed Delivery Contracts will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

5.	With respect to the Guarantees, when the Guarantees have been executed, issued and delivered, the Guarantees will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

The opinions set forth above in paragraphs 1, 3, 4 and 5 are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America. This opinion is limited to the current laws of the States of New York and the current federal laws of the United States, and to the current judicial interpretations thereof and to the facts as they exist on the date hereof. We assume no obligation to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed in respect of any circumstances or events that occur subsequent to the date hereof.

We express no opinion regarding any (i) waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions relating to indemnification, exculpation or contribution, to the extent that such provisions may be held unenforceable as contrary to federal or state securities laws.

General Electric Company

November 21, 2008

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP